CONSENT OF INDEPENDENT VERIFIER

As independent verifiers, we hereby consent to the use of our Verification Report dated March 31, 2011 (the "Report") for the Leeb Peak Resources & Energy Composite and to references to our firm included in or made part of Post-Effective Amendment #185 to the Unified Series Trust Registration Statement on Form N-1A (File No. 333-100654) in connection with the Leeb Resources Fund. The Report was not prepared for purposes of this Post-Effective Amendment #185.

June 17, 2011

ACA Verification Services, LLC

By:________________________